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                                                                      Exhibit 21

                           Video Display Corporation
                             Subsidiary Companies



Lexel Imaging Systems, Inc.             Aydin Displays, Inc.
1501 Newtown Pike                       700 Dresher Road
Lexington, Kentucky                     Horsham, Pennsylvania

Fox International Ltd., Inc.            Mengel Industries, Inc.
23600 Aurora Road                       3110 West Ridge Pike
Bedford Heights, Ohio                   Sanatoga, Pennsylvania

Southwest Vacuum Devices, Inc.          Video Display Europe B.V.
1868 Tucker Industrial Drive            Sky Park Schiphol
Tucker, Georgia                         Breguetlaan 15
                                        1438 BA Oude Meer
Video Display (Europe), Ltd.            Netherlands
Unit 5 Old Forge Trading Estate
Dudley Road, Stourbridge
West Midlands DY9 8EL
England

Video Electronics, S.A. de C.V.
Calle Zinc Sin No.
Garza Garcia N.L.
Mexico

Magna View, Inc.
1240 Profit Drive
Dallas, Texas

Z-Axis, Inc.
15 Eagle Street
Phelps, New York

Teltron Technologies, Inc.
2 Riga Lane
Birdsboro, PA